UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2013

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction

of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Hologic, Inc. (“Hologic” or the “Company”) seeks to amend its senior secured credit facilities (the “Credit Facility Repricing”). A meeting is scheduled between senior officers of the Company and prospective lenders to be held on March 5, 2013 related to the Credit Facility Repricing. The terms of the Credit Facility Repricing are expected to include a reduction in the interest rates on the Company’s existing $1.0 billion senior secured tranche A term loan with a final maturity date of August 1, 2017 and the Company’s existing $300.0 million secured revolving credit facility with a final maturity date of August 1, 2017, and certain other amendments. The repricing is subject to market and other conditions, including obtaining the requisite consent of the lenders. The Company cannot assure that such Credit Facility Repricing will be completed on the terms contemplated, or on a timely basis, if at all.

Attached hereto as Exhibit 99.1 are certain slides from an investor presentation that the Company plans to present to its lenders for the Credit Facility Repricing.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the investor presentation attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the investor presentation attached as an exhibit hereto, the investor presentation contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes above and in the investor presentation regarding these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Investor presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2013	HOLOGIC, INC.

	By:	/S/ GLENN P. MUIR
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer